Exhibit 10.2

PDL BIOPHARMA, INC.

NOTICE OF GRANT OF STOCK OPTION

The Participant has been granted an option (the “Option”) to purchase certain shares of Stock of PDL BioPharma, Inc. (“PDL”) pursuant to PDL’s 2005 Equity Incentive Plan (the “Plan”), as follows:

Participant:	L. Patrick Gage

Date of Grant:	November 16, 2007

Number of Option Shares:	100,000

Exercise Price:	$18.03

Initial Vesting Date:	The date one (1) month after October 1, 2007

Option Expiration Date:	The date seven (7) years after the Date of Grant

Tax Status of Option:	Nonstatutory Stock Option

Vested Shares:

Except as provided in the Stock Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
Prior to Initial Vesting Date	0

On Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	1/24

Plus

For each additional full month of the Participant’s continuous Service from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/24

Adjustments to Vested Ratio:	PDL may adjust the Vested Ratio to account for any periods of part-time Service as an Employee.

Termination of Unvested Option:

Except as may otherwise be provided by the Board, upon termination of the Participant’s Service as an Employee, the Option shall terminate immediately with respect to shares that are not Vested Shares. However, provided the Participant’s Service continues uninterrupted in a capacity other than as an Employee, the Option shall continue in accordance with the terms of the Stock Option Agreement with respect to any Vested Shares. Upon termination of the Participant’s Service, the Option shall terminate in accordance with the terms of the Stock Option Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by PDL, PDL and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are made a part of this document.  The Participant acknowledges that copies of the Plan, the Stock Option Agreement and the prospectus for the Plan are available on PDL’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Stock Option Agreement, and hereby accepts the Option subject to all of their terms and conditions.

PDL BioPharma, Inc.		Participant

By:	/s/ Andrew Guggenhime	/s/ L. Patrick Gage
	Andrew Guggenhime	Signature
Senior Vice President and Chief Financial Officer
Date
Address:	1400 Seaport Boulevard
	Redwood City, California 94063	Address

ATTACHMENTS:	2005 Equity Incentive Plan, as amended to the Date of Grant; Stock Option Agreement, Exercise Notice and Plan Prospectus